Exhibit 107
Calculation of Filing Fee Table
Form S-8
(Form Type)
TWFG, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Class A Common Stock, par value $0.01 per share	Rule 457(h)	4,346,667(3)	$17.00	$73,893,339.00	0.00014760	$10,906.66
	Total Offering Amounts					$73,893,339.00		$10,906.66
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$10,906.66
(1)Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Class A Common Stock (“Class A Common Stock”) of TWFG, Inc. (the “Registrant”) that become issuable under the TWFG, Inc. 2024 Omnibus Incentive Plan (the “2024 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.
(2)Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price are calculated on the basis of $17.00 per share (the “IPO Price”), which is the initial public offering price per share of the Registrant’s Class A Common Stock set forth in the Registrant’s prospectus, dated July 17, 2024, to be filed on or about July 18, 2024 with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act.
(3)Consists of 4,346,667 shares of Class A Common Stock initially available for issuance under the 2024 Plan. The 2024 Plan also provides that an additional number of shares will automatically be added annually to the shares authorized for issuance under the 2024 Plan on January 1st of each year, commencing on January 1, 2025 and ending on (and including) January 1, 2034, equal to a number of shares of Class A Common Stock that is the lesser of (A) 3% of the aggregate number of shares of Class A Common Stock, Class B Common Stock of the Registrant and Class C Common Stock of the Registrant outstanding on the final day of the immediately preceding calendar year and (B) such smaller number of shares as is determined by the Registrant’s board of directors. This explanation is provided for information purposes only. The issuance of such additional shares is not being registered on this Registration Statement.